Exhibit 7

                             JOINT FILING AGREEMENT

                             ----------------------

      Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: June 18, 2000

                                    PARK VANGUARD LLC

                                  /s/ Marc A. Palazzo
                              By: Marc A. Palazzo

                                   Manager

                              LABYRINTH ENTERPRISES LLC

                                  /s/ Marc A. Palazzo
                              By: Marc A. Palazzo

                                   Manager

                              LD TRUST

                                  /s/ Doron Weinberg
                              By: Doron Weinberg

                                   Trustee

                                          /s/ Marc A. Palazzo

                                  -----------------------------------
                                 Marc A. Palazzo

                               /s/ Zeki Kochisarli

                                  -----------------------------------
                                 Zeki Kochisarli

                               /s/ Doron Weinberg

                                  -----------------------------------
                                 Doron Weinberg